Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

FOR:	Christopher & Banks Corporation

COMPANY CONTACT:	Peter G. Michielutti
Executive Vice President,
Chief Operating Officer and
Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:	Jean Fontana
ICR, Inc.
(203) 682-8200

CHRISTOPHER & BANKS CORPORATION REPORTS RESULTS FOR THE

THIRTEEN WEEK PERIOD ENDED AUGUST 1, 2015

Minneapolis, MN, September 10, 2015 – Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today reported results for the thirteen week period ended August 1, 2015.

Results for the Thirteen Week Period Ended August 1, 2015

•

Net sales totaled $94.0 million, as compared to $106.6 million for the thirteen weeks ended August 2, 2014.  During the quarter, the Company operated an average of 4.4% fewer stores than during the comparable period last year, reflecting its MPW store conversion strategy; offset to some extent by new store openings, primarily outlets.

•

Same-store sales decreased 12.4% in the thirteen weeks ended August 1, 2015, as compared to the thirteen weeks ended August 2, 2014; this follows a 4.7% same-store sales increase in last year's second quarter.

•	Gross margin was 32.9% compared to 35.3% in the second quarter of fiscal 2014.
•	Operating loss was $1.7 million for the thirteen week period ended August 1, 2015. This compares to operating income of $3.3 million in the second quarter of fiscal 2014.
•	Net loss totaled $0.7 million, or ($0.02) per share. Net income for the thirteen weeks ended August 2, 2014 totaled $3.4 million, or $0.09 per diluted share.

LuAnn Via, President and Chief Executive Officer, commented, “Our disappointing second quarter performance reflects a combination of both macro headwinds, as well as company-specific factors that impacted our business, particularly in late June and in the month of July. While we have taken immediate action in a number of areas to address certain merchandising missteps and have seen trends in the business improve somewhat since July, much of the benefit from these initiatives is expected to drive improved sales for Holiday 2015 and Spring 2016.  With the majority of the store base already converted to MPW’s and Outlets approaching our target number, our pace of conversions  and new Outlets will slow down as we remain focused on ensuring that our current store base achieves optimal productivity.    At the same time, we continue to make progress on our Customer First initiative, which includes our omni-channel strategy and our Friendship Rewards loyalty program refresh; this represents a significant opportunity and is expected to enhance customer engagement.  Overall, we believe that we are taking the proper steps to drive improved performance and profitability for the long-term.”

Balance Sheet Highlights and Capital Expenditures

Cash, cash-equivalents and investments totaled $34.5 million as of August 1, 2015.  Inventory per square foot, excluding in-transit and eCommerce inventory, increased approximately 2.7% to $17.00 per square foot, as of August 1, 2015, as compared to August 2, 2014.  For the thirteen week period ended August 1, 2015, the Company had no outstanding borrowings under its revolving credit facility and capital expenditures totaled approximately $9.7 million.

Outlook for the 2015 Third Quarter and Fiscal Year

Ms. Via also noted, “As the volatility of the external environment and our recent sales trends has increased, we are limiting our sales, gross margin and SG&A guidance to the current fiscal quarter.”

For the third quarter of fiscal 2015, the Company currently expects:

•	total net sales of between $101 million and $105 million, as compared to net sales of $110.6 million in last year’s third quarter reflecting quarter to date sales trends;
•	gross margin to be 320 to 400 basis points lower than last year’s third quarter, driven primarily by deleverage of buying and occupancy of 230 to 300 basis points;
•	SG&A to be between approximately $34.3 million and $34.8 million, compared to the $31.5 million of SG&A expense reported in the third quarter last year;
•	inventory per square foot at the end of the quarter to be slightly below the level at the end of last year’s third quarter;
•	depreciation and amortization to be approximately $3.1 million as compared to $2.9 million in last year’s third quarter;
•	its tax rate to be approximately 45%;
•	to close one Christopher & Banks store and two Missy, Petite, Women (“MPW”) stores; to convert four stores into two MPW stores; and to open five MPW and nine Outlet stores; and
•	average store count to be down 3.0% and average square footage to be relatively flat, as compared to last year’s third quarter.

For the 2015 fiscal year, the Company now expects:

•	depreciation and amortization to be between $12.0 million and $12.5 million, as compared to $11.8 million in fiscal 2014;
•	capital expenditures to be approximately $27.0 million to $28.0 million;
•	a tax rate of approximately 40%;
•	the average store count to be down approximately 4.0% and related average square footage for the year to be flat as compared to fiscal 2014;

•	to open nine new MPW stores and 33 Outlet stores and to end the year with approximately 525 stores, of which 320 are MPWs, as compared to 518 stores at the end of fiscal 2014; and
•	to end the fiscal year with a total square footage increase of approximately 4.0%, as compared to the end of fiscal 2014.

Conference Call Information

The Company will discuss its second quarter results in a conference call scheduled for today, September 10, 2015, at 8:30 a.m. Eastern Time.  The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com.  An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com until October 10, 2015.  In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until September 17, 2015.  This call may be accessed by dialing 1-877-870-5176 and using the passcode 7916219.

About Christopher & Banks

Christopher & Banks Corporation is a Minneapolis-based specialty retailer of women’s clothing.  As of September 10, 2015, the Company operates 533 stores in 44 states consisting of 80 Christopher & Banks stores, 71 stores in its women’s plus size clothing division CJ Banks,  314 MPW stores and 68 Outlet stores.  The Company also operates the www.ChristopherandBanks.com eCommerce website.

Keywords:  Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “believe” and similar expressions and include the statements that:  (i) while the Company has taken immediate action in a number of areas to address certain merchandising missteps, much of the benefit from these initiatives is expected to drive improved sales for Holiday 2015 and Spring 2016; (ii) with the majority of the store base already converted to MPWs  and  Outlets approaching the Company’s target number, the Company’s pace of conversions and new Outlets will slow down as the Company remains  focused on ensuring that its current store base achieves optimal productivity; (iii) the Company continues to make progress on its Customer First initiative, including its omni-channel strategy and its Friendship Rewards loyalty program refresh; this represents a significant opportunity and is expected to enhance its customer engagement; (iv) overall, the Company believes that it is taking the proper steps to drive improved performance and profitability for the long term; (v) for the third quarter of fiscal 2015, the Company currently expects: (a) total net sales of between $101 million and $105 million, as compared to net sales of $110.6 million in last year’s third quarter, reflecting quarter to date sales trends; (b) gross margin to be 320 to 400 basis points lower than last year’s third quarter driven primarily by deleveraging of buying and occupancy of 230 to 300 basis points; (c) SG&A to be between approximately $34.3 million and $34.8 million, compared to the $31.5 million of SG&A expense reported in the third quarter last year; (d) inventory per square foot at the end of the quarter to be slightly below the level at the end of last year’s third quarter; (e) depreciation and amortization to be approximately

$3.1 million as compared to $2.9 million in last year’s third quarter; (f) its tax rate to be approximately 45%;  (g) to close one Christopher & Banks store and two Missy, Petite, Women (“MPW”)  stores; to convert four stores into two MPW stores; and to open five MPW and nine Outlet stores; and (h) average store count to be down 3.0% and average square footage to be relatively flat, as compared to last year’s third quarter; and (vi) for the 2015 fiscal year, the Company now expects: (a) depreciation and amortization to be between $12.0 million and $12.5 million; (b) capital expenditures to be approximately $27.0 million to $28.0 million; (c) a tax rate of approximately 40%; (d) the average store count to be down approximately 4.0% and related average square footage for the year to be flat, as compared to fiscal 2014; (e) to open nine new MPW stores and 33 Outlet stores and to end the year with approximately 525 stores, of which 320 are MPWs, as compared to 518 stores at the end of fiscal 2014; and (f) to end the fiscal year with a total square footage increase of approximately 4.0%, as compared to the end of fiscal 2014.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements.  Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:  (i) the inherent difficulty in forecasting consumer buying and retail traffic patterns which may be affected by factors beyond the Company’s control, such as a weakness in overall consumer demand; adverse weather, economic or political conditions; and shifts in consumer tastes or spending habits that result in reduced sales or gross margins; (ii) lack of acceptance of the Company’s fashions, including its seasonal fashions; (iii) the ability of the Company’s infrastructure and systems to adequately support its operations; (iv) the effectiveness of the Company’s brand awareness, marketing programs and efforts to enhance the in-store experience; (v) the possibility that, because of poor customer response to the Company’s merchandise, management may determine it is necessary to sell merchandise at lower than expected margins or at a loss; (vi) the failure to successfully implement the Company’s strategic and tactical plans; (vii) general economic conditions could lead to a reduction in store traffic and in consumer spending on women’s apparel; (viii) fluctuations in the levels of the Company’s sales, expenses or earnings; and (ix) risks associated with the performance and operations of the Company’s Internet operations.

Readers are cautioned not to place undue reliance on these forward-looking statements which are based on current expectations and speak only as of the date of this release.  The Company does not assume any obligation to update or revise any forward-looking statement at any time for any reason.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Company’s website under “For Investors” and you are urged to carefully consider all such factors.

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CHRISTOPHER & BANKS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	August 1,	August 2,	August 1,	August 2,
	2015	2014	2015	2014

Net sales	$93,997	$106,633	$185,618	$209,998

Costs and expenses:
Merchandise, buying and occupancy	63,061	69,000	122,473	134,460
Selling, general and administrative	29,630	31,281	61,619	63,488
Depreciation and amortization	2,901	2,958	5,617	5,865
Impairment of store assets	115	144	115	144
Total costs and expenses	95,707	103,383	189,824	203,957

Operating (loss) income	(1,710)	3,250	(4,206)	6,041

Other expense	(33)	(53)	(40)	(104)

(Loss) income before income taxes	(1,743)	3,197	(4,246)	5,937

Income tax benefit	(1,033)	(165)	(2,094)	(42)

Net (loss) income	$(710)	$3,362	$(2,152)	$5,979

Basic (loss) income per share:

Net (loss) income	$(0.02)	$0.09	$(0.06)	$0.16

Basic shares outstanding	36,871	36,591	36,860	36,442

Diluted (loss) income per share:

Net (loss) income	$(0.02)	$0.09	$(0.06)	$0.16

Diluted shares outstanding	36,871	37,632	36,860	37,455

CHRISTOPHER & BANKS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	August 1,	August 2,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$23,581	$27,565
Short-term investments	10,917	12,434
Merchandise inventories	50,900	48,218
Deferred income taxes	3,653	—
Other current assets	16,757	16,616
Total current assets	105,808	104,833

Property, equipment and improvements, net	57,122	41,269

Other non-current assets:
Long-term investments	—	3,402
Deferred income taxes	36,173	—
Other assets	766	276
Total other non-current assets	36,939	3,678

Total assets	$199,869	$149,780

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,639	$18,455
Accrued salaries, wages and related expenses	3,273	5,131
Accrued liabilities and other current liabilities	20,276	21,013
Total current liabilities	47,188	44,599

Non-current liabilities:
Deferred lease incentives	9,456	6,584
Deferred rent obligations	7,276	3,736
Other non-current liabilities	1,164	1,196
Total non-current liabilities	17,896	11,516

Stockholders' equity:
Common stock	470	465
Additional paid-in capital	125,283	123,173
Retained earnings	121,743	82,747
Common stock held in treasury	(112,711)	(112,711)
Accumulated other comprehensive income (loss)	—	(9)
Total stockholders' equity	134,785	93,665

Total liabilities and stockholders' equity	$199,869	$149,780

CHRISTOPHER & BANKS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twenty-Six Weeks Ended
	August 1,	August 2,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(2,152)	$5,979
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,617	5,865
Impairment of store assets	115	144
Deferred income taxes, net	(1,888)	—
Unrealized gain on investment, net	(1)	—
Amortization of premium on investments	24	34
Amortization of financing costs	31	37
Deferred lease-related liabilities	2,696	2,277
Stock-based compensation expense	1,071	1,387
Loss on disposal of assets	—	51
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,919)	(4,099)
Increase in merchandise inventories	(5,582)	(3,341)
Increase in prepaid expenses and other assets	(3,414)	(1,744)
Decrease (increase) in income taxes receivable	163	(644)
Increase (decrease) in accounts payable	5,135	(5,274)
Decrease in accrued liabilities	(2,980)	(3,602)
(Decrease) increase in other liabilities	(148)	144
Net cash used in operating activities	(3,232)	(2,786)

Cash flows from investing activities:
Purchases of property, equipment and improvements	(17,514)	(10,340)
Purchases of available-for-sale investments	—	(6,497)
Maturities and sales of available-for-sale investments	7,108	6,740
Net cash used in investing activities	(10,406)	(10,097)

Cash flows from financing activities:
Shares redeemed for payroll taxes	(26)	(1,469)
Exercise of stock options	—	843
Net cash used in financing activities	(26)	(626)

Net decrease in cash and cash equivalents	(13,664)	(13,509)
Cash and cash equivalents at beginning of period	37,245	41,074
Cash and cash equivalents at end of period	$23,581	$27,565

Supplemental cash flow information:
Accrued purchases of equipment and improvements	$975	$531
Shares surrendered for stock option cost	$—	$1,715